Exhibit 99.1

CVG REPORTS THIRD QUARTER 2020 RESULTS

NEW ALBANY, OHIO (November 9, 2020) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its third quarter ended September 30, 2020.

Third Quarter 2020 Highlights (Compared with prior-year period, except where mentioned)

•Revenue of $187.7 million, down 16.7% due to less commercial vehicle builds, offset partially by warehouse automation.
•Revenue was up 47.9% sequentially vs. the second quarter, as vehicle build rates recovered and warehouse automation grew.
•Operating Income of $8.9 million, down due to special charges. On an as adjusted basis, Operating Income increased sequentially by $15.6 million.
•Adjusted EBITDA of $16.4 million, up slightly on $37.7 million less revenues, due to lower costs and improved sales mix.
•Commercial vehicle markets recovered, but remain below pre-COVID rates. Warehouse automation market continues to grow due to ecommerce growth.
•The Company is having success with its growth program aimed at lessening its historical dependency on the North American combustion-engine, commercial truck market. Focus areas for future sales mix include: warehouse automation subsystems, last-mile delivery vehicles, electric vehicles, specialty vehicles and non-vehicle markets.

Harold Bevis, President and Chief Executive Officer of CVG, commented, "We are pleased with our third quarter performance and our near-term outlook. We are achieving results from our new sales strategies."

1.Lead in core markets - right-size cost structure, increase new product and innovation rate, pursue new customers, and reposition footprint. These are a mix of short-cycle and long-cycle initiatives.

2.Leverage strengths into new markets - add new people, add new capabilities where needed, pursue brand-new markets, pursue brand-new customers, and implement brand-new marketing programs. These are a mix of short-cycle and long-cycle initiatives.

3.Grow in Warehouse Automation market - add new people, expand capacity dedicated to this area, and expand product offering. These are largely short-cycle initiatives.

4.Grow in Electric Vehicle market - add new people, pursue new customers, bundle CVG offering where possible, and adjust footprint. These are largely long-cycle initiatives.

"We are organizationally focused on growing and winning targeted new business while leveraging our existing plant teams and footprint. We have a substantial amount of growth potential available within our current footprint, current teams and current capabilities," concluded Mr. Bevis.

Third Quarter 2020 Improved Substantially Vs. Second Quarter 2020, and Company Secured New Business Positions
(amounts in millions)

	Three Months Ended
	September 30, 2020	June 30, 2020	Change
Revenues	$187.7	$126.9	$60.8
Adjusted Operating Income [1]	$12.0	($3.6)	$15.6
Adjusted EBITDA [1]	$16.4	$1.2	$15.2
[1] See Appendix A for GAAP to Non-GAAP reconciliation

The Company grew revenues sequentially $60.8 million, or 47.9%. Each primary business area grew sequentially and profit rates benefited from increased volume as well as lower costs achieved via the Company’s previously reported cost actions.

The Company leveraged its existing plant teams and footprint, invested and expanded its inventory profiles, and began new manufacturing operations to make warehouse automation subsystems in three plants, as previously announced. The Company sequentially grew this business for the third quarter in a row.

The Company is having success with its emphasis on growth and diversification, and is securing new positions. The Company secured another platform position with another Electric Vehicle startup.

CVG Expects Continued Growth Opportunities in the Warehouse Automation Market

As widely reported, mobility and e-commerce continue to increase and warehouse automation is a critical component of product delivery. Industry forecast by RoboticsBusinessReview.com suggests growth rates greater than 20% through 2022. Already in 2020, CVG has expanded its Elkridge, MD plant to increase output and has repurposed floor space and people to initiate production in three other CVG plants. CVG believes it is well-positioned to benefit from the growth in e-commerce, parcel sorting, and automated warehousing investments.

In addition to warehousing capacity requirements, the increased demand on last-mile and middle-mile truck delivery has helped strengthen the demand for new trucks. CVG believes it is well-positioned to benefit from the growth in demand for trucking and delivery vehicles.

CVG Expects Continued Growth Opportunities in the Electric Vehicle Market

Electric vehicles are being added to commercial vehicle fleets. The overall goal is to have a lower impact on climate change. Some large fleet owners like Walmart and Amazon have publicly stated aggressive electric goals. CVG sees growth opportunity in Electric Vehicles and is pursuing this market with success. The Commercial electric vehicle market is estimated to grow at greater than 30% through 2022 according to TheBusinessResearchCompany.com.

COVID Update

The effects of the coronavirus pandemic impacted CVG in 2020, especially in the second quarter. Our suppliers, customers and employees are back to work now, but, of course, COVID is still a concern. We will continue to be conservative in obedience to outbreak signals and vulnerable to the impacts of coronavirus due to our need to gather in our factories, our global footprint, and dependency of global supply chains. We expect above average absenteeism, occasional shutdowns, and flexible work schedules, and quarantining. CVG is committed to COVID safety and the health of our employees.

Near-Term Outlook

According to October 16, 2020 ACT Research, a publisher of industry market research, September 2020 year to date Class 8 production was 149,187 units and Class 5-7 production was 161,358 units. North American 2020 Class 8 truck production levels are expected to be at 206,000 units and Class 5-7 production are expected to be at 223,000 units. This outlook supports steady demand for the Company’s products.

RoboticsBusinessReview.com suggests growth rates for warehouse automation greater than 20% through 2022. This outlook supports steady demand for the Company’s products.

We believe the effects of COVID, including the continued uncertainty of the pandemic, poses a risk to our outlook.

Third Quarter Financial Highlights
(amounts in millions except per share data and percentages)

	Third Quarter
	2020	2019	Change
Revenues	$187.7	$225.4	(16.7)%
Gross Profit	$24.2	$29.4	(17.7)%
Gross Margin	12.9%	13.0%
Adjusted Gross Profit [1]	$25.2	$29.4	(14.3)%
Adjusted Gross Margin [1]	13.4%	13.1%
Operating Income	$8.9	$11.5	(22.6)%
Operating Margin	4.7%	5.1%
Adjusted Operating Income [1]	$12.0	$12.4	(3.2)%
Adjusted Operating Margin [1]	6.4%	5.5%
Net Income	$4.2	$7.2	(41.7)%
Adjusted Net Income [1]	$6.5	$7.9	(17.7)%
Earnings Per Share, Basic and Diluted	$0.13	$0.23	(43.5)%
Adjusted Earnings Per Share, Basic and Diluted [1]	$0.21	$0.26	(19.2)%
Adjusted EBITDA [1]	$16.4	$16.3	0.6%
Adjusted EBITDA Margin [1]	8.8%	7.3%
[1] See Appendix A for GAAP to Non-GAAP reconciliation

Consolidated Results

Third Quarter 2020 Results

•Third quarter 2020 revenues were $187.7 million compared to $225.4 million in the prior year period, a decrease of 16.7%. The decrease in revenues reflects the sharp declines in sales due to the COVID pandemic and associated production declines, specifically, less heavy-duty truck production in North America and in the global construction markets we serve offset by an increase in warehouse automation and military revenues primarily attributable to the First Source Electronics ("FSE") business. Foreign currency translation favorably impacted third quarter of 2020 revenues by $1.0 million, or by 0.4%.

•Operating income for the third quarter 2020 was $8.9 million compared to operating income of $11.5 million in the prior year period. The decline in operating income is primarily attributable to lower sales volume and special charges of: $0.5 million for future milestone payments related to the performance of the FSE business; $1.1 million related to footprint restructuring; $1.1 million associated with ongoing restructuring initiatives; and $0.5 million associated with the 2019 internal investigation relating to the restatement of the Company's 2018 and 2019 quarterly financial statements. The impact of the decline in sales and third quarter special charges were partially offset by cost reduction initiatives of $5.3 million. The third quarter of 2020 adjusted operating income was $12.0 million, excluding special charges.

•Interest associated with debt and other expenses were $5.7 million and $3.8 million for the three months ended September 30, 2020 and 2019, respectively.

•Net income was $4.2 million, or $0.13 per diluted share, for the third quarter 2020 compared to net income of $7.2 million, or $0.23 per diluted share, in the prior year period.

•The Company paid down $20.0 million of additional debt in the third quarter 2020; $15.0 million on the revolving credit facility, and $5.0 million of additional principal on the term loan facility.

At September 30, 2020, the Company had no outstanding borrowings under the revolving credit facility and had $53.6 million of cash and $72.6 million of availability from the revolving credit facility, resulting in liquidity of $126.2 million.

Segment Results

Electrical Systems Segment

Third Quarter 2020 Results

•Revenues for the Electrical Systems Segment in the third quarter 2020 were $121.1 million compared to $131.4 million for the prior year period, a decrease of 7.9% primarily as a result of market and COVID related declines on commercial vehicle markets, partially offset by an increase in warehouse automation revenues attributable to the FSE business. Foreign currency translation favorably impacted third quarter 2020 revenues by $0.4 million, or by 0.3%.

•Operating income for the third quarter 2020 was $12.2 million compared to operating income of $12.8 million in the prior year period. The decline in operating income is primarily attributable to lower sales volume and charges of $0.7 million associated with ongoing restructuring initiatives and the temporary actions taken in response to the COVID pandemic and a $0.5 million charge for future milestone payments related to the performance of the FSE business. The third quarter of 2020 adjusted operating income increased to $13.4 million, excluding special charges.

Global Seating Segment

Third Quarter 2020 Results

•Revenues for the Global Seating Segment in the third quarter of 2020 were $68.9 million compared to $95.7 million in the prior year period, a decrease of 28.0%, primarily as a result of market and COVID related declines. Foreign currency translation favorably impacted third quarter 2020 revenues by $0.6 million, or by 0.7%.

•Operating income for the third quarter of 2020 was $4.8 million compared to $7.2 million in the prior year period. The decline in operating income is primarily attributable to lower sales volume and charges of $0.3 million associated with ongoing restructuring initiatives. The third quarter of 2020 adjusted operating income was $5.1 million, excluding special charges.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Monday, November 9, 2020, at 10:00 a.m. ET. Management intends to reference the Q3 2020 Earnings Call Presentation during the conference call. To participate, dial (833) 235-5650 using conference code 2727789. International participants dial (647) 689-4139 using conference code 2727789.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (800) 585-8367 using access code 2727789.

Company Contact

Christopher H. Bohnert
CFO & CAO
CVG
(614) 289-0414

About CVG

CVG (through its subsidiaries) is a diversified industrial company and leading supplier of seating systems, warehouse automation subsystems, wire harnesses, plastic parts, and mechanical assemblies for many markets including the following: trucking, construction, retail, military, bus, agricultural, and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, including the short-term and long-term impact of the COVID-19 pandemic on our business, including the impact on Class 8 and Class 5-7 North America truck build rates and performance of the global construction equipment business, expected cost savings, the Company’s initiatives to address customer needs, organic growth, the Company’s plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (ii) future financial restatements affecting the company; (iii) general economic or business conditions affecting the markets in which the Company serves; (iv) the Company's ability to develop or successfully introduce new products; (v) risks associated with conducting business in foreign countries and currencies; (vi) increased competition in the medium- and heavy-duty truck markets, construction, agriculture, aftermarket, military, bus and other markets; (vii) the Company’s failure to complete or successfully integrate strategic acquisitions and the impact of such acquisitions on business relationships; (viii) the Company’s ability to recognize synergies from the reorganization of the segments; (ix) the Company’s failure to successfully manage any divestitures; (x) the impact of changes in governmental regulations on the Company's customers or on its business; (xi) the loss of business from a major customer, a collection of smaller customers or the discontinuation of particular commercial vehicle platforms; (xii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (xiii) the Company’s ability to comply with the financial covenants in its debt facilities; (xiv) fluctuation in interest rates or change in the reference interest rate relating to the Company’s debt facilities; (xv) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives and address rising labor and material costs; (xvi) volatility and cyclicality in the commercial vehicle market adversely affecting us, including the impact of the current COVID-19 pandemic; (xvii) the geographic profile of our taxable income and changes in valuation of our deferred tax assets and liabilities impacting our effective tax rate; (xviii) changes to domestic manufacturing initiatives; (xix) implementation of tax or other changes, by the United States or other international jurisdictions, related to products manufactured in one or more jurisdictions where the Company does business (xx) security breaches and other disruptions that could compromise our information systems; (xxi) the impact of disruptions in our supply chain or delivery chains; (xxii) litigation against us; (xxiii) the impact of health epidemics or widespread outbreak of contagious disease; and (xxiv) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal year ending December 31, 2019 and our filings with the Securities and Exchange Commission. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019 (as restated)	2020	2019 (as restated)
Revenues	$187,697	$225,399	$501,698	$711,753
Cost of Revenues	163,538	195,955	450,761	616,784
Gross Profit	24,159	29,444	50,937	94,969
Selling, General and Administrative Expenses	14,408	17,531	47,491	48,978
Amortization Expense	858	437	2,575	1,080
Impairment Expense	—	—	29,017	—
Operating (Loss) Income	8,893	11,476	(28,146)	44,911
Interest and Other Expense	5,674	3,800	16,142	15,686
(Loss) Income Before Provision for Income Taxes	3,219	7,676	(44,288)	29,225
(Benefit) Provision for Income Taxes	(959)	496	(11,375)	5,913
Net (Loss) Income	$4,178	$7,180	$(32,913)	$23,312
(Loss) earnings per Common Share:
Basic	$0.13	$0.23	$(1.07)	$0.76
Diluted	$0.13	$0.23	$(1.07)	$0.76
Weighted Average Shares Outstanding:
Basic	30,986	30,581	30,894	30,547
Diluted	31,617	30,852	30,894	30,829

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
Assets
Current Assets:
Cash	$53,601	$39,511
Accounts receivable, net of allowances of $583 and $432, respectively	128,648	115,099
Inventories	83,303	82,872
Other current assets	13,031	18,490
Total current assets	278,583	255,972
Property, plant and equipment, net of accumulated depreciation of $156,780 and $154,939, respectively	64,556	73,686
Operating lease right-of-use assets, net	31,107	34,960
Goodwill	—	27,816
Intangible assets, net of accumulated amortization of $13,913 and $11,440, respectively	22,584	25,258
Deferred income taxes	28,109	14,654
Other assets, net	2,178	3,480
Total assets	$427,117	$435,826
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$89,435	$63,058
Current operating lease liabilities	8,874	7,620
Accrued liabilities and other	36,445	32,673
Current portion of long-term debt	2,435	3,256
Total current liabilities	137,189	106,607
Long-term debt	147,965	153,128
Operating lease liabilities	25,135	29,414
Pension and other post-retirement benefits	10,382	10,666
Other long-term liabilities	11,101	7,323
Total liabilities	331,772	307,138
Stockholders’ Equity:
Preferred stock, $0.01 par value (5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, $0.01 par value (60,000,000 shares authorized; 30,985,669 and 30,801,255 shares issued and outstanding respectively)	310	323
Treasury stock, at cost: 1,464,392 shares, as of September 2020 and December 2019	(11,230)	(11,230)
Additional paid-in capital	248,323	245,852
Retained deficit	(93,220)	(60,307)
Accumulated other comprehensive loss	(48,838)	(45,950)
Total stockholders’ equity	95,345	128,688
Total liabilities and stockholders’ equity	$427,117	$435,826

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,
	Electrical Systems		Global Seating		Corporate / Other		Total
	2020	2019 (as restated)	2020	2019	2020	2019 (as restated)	2020	2019 (as restated)
Revenues
External Revenues	$120,723	$129,710	$66,974	$95,689	$—	$—	$187,697	$225,399
Intersegment Revenues	344	1,732	1,928	30	(2,272)	(1,762)	—	—
Total Revenues	$121,067	$131,442	$68,902	$95,719	$(2,272)	$(1,762)	$187,697	$225,399
Gross Profit	16,118	17,134	8,418	12,331	(377)	(21)	24,159	29,444
Selling, General & Administrative Expenses	3,166	4,030	3,517	5,044	7,725	8,457	14,408	17,531
Amortization Expense	729	303	129	134	—	—	858	437
Operating (Loss) Income	$12,223	$12,801	$4,772	$7,153	$(8,102)	$(8,478)	$8,893	$11,476

	Nine Months Ended September 30,
	Electrical Systems		Global Seating		Corporate / Other		Total
	2020	2019 (as restated)	2020	2019	2020	2019 (as restated)	2020	2019 (as restated)
Revenues
External Revenues	$305,389	$409,471	$196,309	$302,282	$—	$—	$501,698	$711,753
Intersegment Revenues	1,987	7,529	2,435	2,774	(4,422)	(10,303)	—	—
Total Revenues	$307,376	$417,000	$198,744	$305,056	$(4,422)	$(10,303)	$501,698	$711,753
Gross Profit	28,208	54,227	23,133	40,797	(404)	(55)	50,937	94,969
Selling, General & Administrative Expenses	13,696	11,855	11,992	15,558	21,803	21,565	47,491	48,978
Amortization Expense	2,188	676	387	404	—	—	2,575	1,080
Impairment Expense	23,415	—	4,809	—	793	—	29,017	—
Operating (Loss) Income	$(11,091)	$41,696	$5,945	$24,835	$(23,000)	$(21,620)	$(28,146)	$44,911

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	For the Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Gross Profit	$24,159	$6,475	$29,444
Restructuring	1,037	1,992	—
Adjusted Gross Profit	$25,196	$8,467	$29,444
% of Revenues	13.4%	6.7%	13.1%

	For the Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Operating Income (Loss)	$8,893	$(10,515)	$11,476
FSE acquisition costs	—	—	900
Deferred Consideration Purchase Accounting	500	3,461	—
Restructuring	2,168	2,944	—
Investigation	483	408	—
Impairment of Goodwill and Long-Lived Assets	—	150	—
Adjusted Operating Income (Loss)	$12,044	$(3,552)	$12,376
% of Revenues	6.4%	(2.8)%	5.5%

Interest Expense	5,460	5,309	3,888
Other Income / Expense	214	(205)	(88)
Adjusted Income (Loss) Before Provision for Income Taxes	$6,370	$(8,656)	$8,576

Adjusted (Benefit) Provision for Income Taxes[1]	(171)	(1,381)	721
Adjusted Net Income (Loss)	$6,541	$(7,275)	$7,855

Adjusted Basic and Diluted EPS	$0.21	$(0.24)	$0.26

Adjusted Net Income (Loss)	$6,541	$(7,275)	$7,855
Interest Expense	5,460	5,309	3,888
Adjusted (Benefit) Provision for Income Taxes[1]	(171)	(1,381)	721
Depreciation Expense	3,751	3,729	3,444
Amortization Expense	858	856	437
Adjusted EBITDA	$16,439	$1,238	$16,345
% of Revenues	8.8%	1.0%	7.3%
1.Reported Tax (Benefit) Provision adjusted for tax effect of special charges at 25%

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Segment Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except percentages)

	For the Three Months Ended September 30, 2020
	Electrical Systems	Global Seating	Corporate	Total
Operating (Loss) Income	$12,223	$4,772	$(8,102)	$8,893
Deferred Consideration Purchase Accounting	500	—	—	500
Restructuring	704	335	1,129	2,168
Investigation	—	—	483	483
Adjusted Operating (Loss) Income	$13,427	$5,107	$(6,490)	$12,044
% of Revenues	11.1%	7.4%		6.4%

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.